Financial Media Group, Inc. Completes Acquisition of WallStreet Direct, Inc.

January 11, 2005-- Irvine, CA--Financial Media Group, Inc. (OTCBB: FNGP), is pleased to announce that it has completed the acquisition of WallStreet Direct, Inc., a multimedia provider of financial news, tools and information.

WallStreet Direct, Inc. owns www.wallst.net, a leading, media-rich, online financial portal. In addition to www.wallst.net, WallStreet Direct, Inc. hosts investment conferences and seminars, and publishes a newspaper focused on financial news and the company's exclusive content.

"The acquisition of WallStreet Direct is a significant milestone, and a perfect example of the type of growth orientated acquisition opportunities we are capitalizing on," said Javan Khazali, Chief Operating Officer for Financial Media Group, Inc. "The WallSt.net brand is already established in the investment community. We believe that this acquisition will greatly benefit shareholder value, as we provide WallStreet Direct the opportunities of being part of a public company."

About Wall Street Direct, Inc.

Wall Street Direct, Inc. owns www.wallst.net, a leading online financial portal featuring news, media and financial tools for investors. The company also organizes investor conferences for publicly traded companies, and publishes a print business newspaper under the name WallSt.net Digest.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause actual results and performance in future periods to be materially different from any future results or performance suggested by the forward- looking statements in this press release. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in our filings with the Securities and Exchange Commission.

Contact
Javan Khazali
Chief Operating Officer
Financial Media Group, Inc.
(949) 486- 1711